EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Cinedigm Digital Cinema Corp. on Form S-3 (Registration No. 333-150661), Amendment No. 1 to Form S-3 (Registration No. 333-150661), Amendment No. 2 to Form S-3 (Registration No. 333-150661), Form S-3 (Registration No. 333-153467), Amendment No. 1 to Form S-3 (Registration No. 333-153467), Amendment No. 2 to Form S-3 (Registration No. 333-153467), Form S-3 (Registration No. 333-136998), Amendment No. 1 on Form S-3 (Registration No. 333-136998), Form S-3 (Registration 333-140231), Amendment No. 1 on Form S-3 (Registration No. 333-140231), Form S-3 (Registration No. 333-142411), Amendment No. 1 on Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), Form S-3 (Registration No. 333-146335), Form S-8 (Registration No. 333-124290), and Form S-8 (Registration No. 333-139091) of our report dated June 11, 2010 on our audits of the consolidated balance sheets of  Cinedigm Digital Cinema Corp. as of March 31, 2009 and 2010 and the related consolidated statements of operations, cash flows and stockholders’ equity for the years then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Form S-3 (Registration No. 333-150661), Amendment No. 1 to Form S-3 (Registration No. 333-150661), Amendment No. 2 to Form S-3 (Registration No. 333-150661), Form S-3 (Registration No. 333-153467), Amendment No. 1 to Form S-3 (Registration No. 333-153467), Amendment No. 2 to Form S-3 (Registration No. 333-153467), Form S-3 (Registration No. 333-136998), Form S-3 (Registration 333-140231), Form S-3 (Registration No. 333-142411), Form S-3 (Registration No. 333-144927), and Form S-3 (Registration No. 333-146335).

/s/ Eisner LLP

Florham Park, New Jersey
June 11, 2010